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                                                                    EXHIBIT 10.5
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is entered into as of the 25th day of May, 1999, between Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), and Daniel B. Hurwitz (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1.    EMPLOYMENT.

               (a) The Company hereby employs the Executive as its Executive Vice President/Director of Leasing, and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

               (b) During the term of this Employment Agreement and any renewal hereof (all references herein to the terms of this Employment Agreement shall include references to the period of renewal hereof, if any), the Executive shall be and have the title of Executive Vice President/Director of Leasing and shall devote all of his business time and all reasonable efforts to his employment and perform diligently such duties as are customarily performed by Executive Vice Presidents/Directors of Leasing of companies similar in size to the Company, together with such other duties as may be reasonably requested from time to time by the President or the Chief Executive Officer of the Company or the Board of Directors of the Company (the "Board"), which duties shall be consistent with his positions as set forth above and as provided in Paragraph 2.

         2.    TERM AND POSITIONS.

               (a) Subject to the provisions for termination hereinafter provided, the term of this Employment Agreement shall begin on June 14, 1999 and shall continue for the current "fiscal year" (as hereinafter defined) and for the immediately succeeding fiscal year. As of December 31, 2000, such term automatically shall be extended for the fiscal year commencing January 1, 2001 and for each fiscal year thereafter. This Employment Agreement may be terminated by the Company with "cause" (as defined in Paragraph 5(a)(ii)) at any time, or without cause upon not less than ninety days prior written notice. The term "fiscal year" means the period beginning on the day after the Saturday closest to January 1, in one year, and ending on the Saturday closest to December 31 in the next year.

               (b) The Executive shall be entitled to serve as the Executive Vice President/Director of Leasing of the Company. For service as an officer and employee of the Company, the Executive shall be entitled to the full protection of the applicable indemnification provisions of the articles of incorporation and code of regulations of the Company, as the same may be amended from time to time.

               (c) If:




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                              (i) the Company materially changes the Executive's
               duties, title, status or responsibilities as set forth in Paragraphs 1(b) and 2(b) without his consent;

                              (ii) the Executive's place of employment or the
               principal executive offices of the Company are located more than fifty (50) miles from the geographical center of Cleveland, Ohio; or

                              (iii) there occurs a material breach by the
               Company of any of its obligations under this Employment Agreement, which breach has not been cured in all material respects within thirty (30) days after the Executive gives notice thereof to the Company;

then in any such event the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company without "cause" (as defined in Paragraph 5(a)(ii)).

               (d) The Executive shall be deemed not to have consented to any written proposal calling for a material change in his duties and responsibilities unless he shall give written notice of his consent thereto to the Board within fifteen (15) days after receipt of such written proposal. If the Executive shall not have given such consent, the Company shall have the opportunity to withdraw such proposed material change by written notice to the Executive given within ten (10) days after the end of said fifteen (15) day period.

               (e) Notwithstanding anything in this Agreement to the contrary, if there shall occur (i) a "Change in Control" and a "Triggering Event" or (ii) a "Spin-Off" (as those terms are defined in the Change of Control Agreement of even date herewith between the Executive and the Company (the "Change of Control Agreement")) and Executive is offered, by the new owner of the entity formed by the Spin-Off, terms of employment comparable to those contained in (1) the Change of Control Agreement and (2) this Agreement, then the Company and the Executive shall each have the right to terminate the employment of the Executive with the Company and, in the event of such termination, the payments to be made to the Executive in connection therewith shall be governed by the Change of Control Agreement and the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

         3.    COMPENSATION.

               During the term of this Employment Agreement, the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Paragraph 3.

               (a) The Company shall pay to the Executive a base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) of not less than Three Hundred Thousand Dollars ($300,000) per annum.

               (b) The Company shall pay to the Executive bonus compensation for each fiscal year of the Company, not later than 90 days following the end of each fiscal year or the termination of the employment, as the case may be, prorated on a per diem basis for partial fiscal years, determined and calculated in a manner set forth on Exhibit A attached hereto and shall grant to the Executive the stock options identified on Exhibit A attached hereto.


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               (c) The Company shall reimburse the Executive for the cost of maintaining his current medical insurance coverage (and that of his wife and children) through COBRA until December 14, 1999. Thereafter, the Company shall provide to the Executive such medical, hospitalization and dental insurance for himself, his spouse and eligible family members as may be determined by the Board to be consistent with industry standards.

               (d) The Executive shall participate in all retirement and other benefit plans of the Company generally available from time to time to employees of the Company and for which the Executive qualifies under the terms thereof (and nothing in this Agreement shall or shall be deemed to in any way effect the Executive's rights and benefits thereunder except as expressly provided herein).

               (e) The Executive shall be entitled to such periods of vacation and sick leave allowance each year as are determined by the Chief Executive Officer of the Company in his reasonable and good faith discretion, which in any event shall be not less than three weeks per year.

               (f) The Executive shall be entitled to participate in any equity or other employee benefit plan that is generally available to senior executive officers, as distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

               (g) The Company shall reimburse the Executive or provide him with an expense allowance during the term of this Employment Agreement for travel, entertainment and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursement to be paid hereunder as the Company shall reasonably request.

               (h) The Company shall reimburse the Executive for lease payments with respect to a new car (having a cost not to exceed $50,000) of the Executive's choice for the exclusive use of the Executive, together with automobile, theft, casualty and liability insurance, and payment or reimbursement of the Executive for all maintenance, repair and gasoline.

               (i) The Company shall reimburse the Executive or provide him with reasonable moving expenses from Wyomissing, Pennsylvania, to the Greater Cleveland area, including the reimbursement or provision of expenses relating to temporary lodging for the Executive and his family, to the earlier of (a) the date of permanent relocation to the Greater Cleveland area or (b) August 14, 1999, as well as reimbursement of weekend commuting expenses for the Executive between Wyomissing, Pennsylvania, and the Greater Cleveland area until such earlier date.

               (j) The Company shall name the Executive as a corporate designee under the Company's membership at Barrington Country Club during the term of this Employment Agreement, shall bear the cost of regular membership fees, assessments and dues incurred there during the term of this Employment Agreement and shall reimburse the Executive for the amount of any charges actually and reasonably incurred at Barrington Country Club in the conduct of the Company's business.

         4.    PAYMENT IN THE EVENT OF DEATH OR PERMANENT DISABILITY.

               (a) In the event of the Executive's death or "permanent disability" (as hereinafter defined) during the term of this Employment Agreement, the Company shall pay to the Executive (or his successors and assigns in the event of his death) an amount equal to the sum of two (2) times the Executive's then effective per annum rate of salary, as determined under Paragraph 3(a), plus a


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pro rata portion of the bonus applicable to the fiscal year in which such death or permanent disability occurs, as such bonus is determined pursuant to paragraph 3(b), and shall continue the benefits described in Paragraph 3(c) for the Executive (in case of permanent disability) and the Executive's family for a period of one (1) year.

               (b) The pro rata portion of the bonus described in Paragraph 4(a) shall be paid when and as provided in Paragraph 3(b). The remainder of the benefit to be paid pursuant to Paragraph 4(a) shall be paid within ninety (90) days after the date of death or permanent disability, as the case may be.

               (c) Except as otherwise provided in Paragraphs 3(d) and 4(a), in the event of the Executive's death or permanent disability the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the date of such death or permanent disability, as the case may be.

               (d) For purposes of this Employment Agreement, the Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty
(120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may, the Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, dispute that the Executive's permanent disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Cleveland, Ohio, area and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred.

         5.    TERMINATION.

               (a) The employment of the Executive under this Employment Agreement, and the terms hereof, may be terminated by the Company:

                              (i) on the death or permanent disability (as
               previously defined) of the Executive, or

                              (ii) for cause at any time by action of the Board.
               For purposes hereof, the term "cause" shall mean:

                                             (A) The Executive's fraud,
                              commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Executive's willful and repeated failure to perform his duties under this Employment Agreement, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Executive; or


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                                             (B) The Executive's material breach
                              of any material provision of this Employment
                              Agreement, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Executive.

                  The exercise by the Company of its rights of termination under this Paragraph 5 shall be the Company's sole remedy in the event of the occurrence of the event as a result of which such right to terminate arises. Upon any termination of this Employment Agreement, the Executive shall be deemed to have resigned from all offices and directorships held by the Executive in the Company.

               (b) In the event of a termination claim by the Company to be for "cause" pursuant to Paragraph 5(a)(ii), the Executive shall have the right to have the justification for said termination determined by arbitration in Cleveland, Ohio. In order to exercise such right, the Executive shall serve on the Company within thirty (30) days after termination a written request for arbitration. The Company immediately shall request the appointment of an arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding upon both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, the Executive shall continue to receive all compensation and benefits to which he is entitled hereunder, and if at any time during the pendency of such arbitration the Company fails to pay and provide all compensation and benefits to the Executive in a timely manner the Company shall be deemed to have automatically waived whatever rights it then may have had to terminate the Executive's employment for cause. Expenses of the arbitration shall be borne equally by the parties except as otherwise determined by the arbitrator.

               (c) In the event of termination for any of the reasons set forth in subparagraph (a) of this Paragraph 5, except as otherwise provided in Paragraphs 3(d) and 4(a), the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

               (d) In the event of the termination by the Company of the Executive without "cause" (other than as described in Paragraph 2(e)) or in the event of a termination by the Executive for reasons set forth in Paragraph 2(c), the Company shall pay to the Executive an amount equal to the sum of two (2) times the Executive's then effective per annum rate of salary, as determined under Paragraph 3(a), plus a bonus applicable to the entire fiscal year in which such termination without cause occurs, calculated on the basis of the "target" bonus available to Executive and the assumption that all performance goals necessary to realize such "target" bonus for such fiscal year have been or will be achieved by the Company in such fiscal year, and shall continue the benefits described in Paragraph 3(c) for a period of one (1) year.





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         6.    COVENANTS AND CONFIDENTIAL INFORMATION.

               (a) The Executive acknowledges the Company's reliance and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the term of this Employment Agreement. In light of such reliance and expectation on the part of the Company, during the term of this Employment Agreement and for a period of two (2) years thereafter (and, as to clause (ii) of this subparagraph (a), at any time during and after the term of this Employment Agreement), the Executive shall not, directly or indirectly, do or suffer either of the following:

                              (i) Own, manage, control or participate in the
               ownership, management or control, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, acquiring, owning, developing or managing commercial shopping centers; provided, however, that the ownership of not more than one percent (1%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant; or

                              (ii) Disclose, divulge, discuss, copy or otherwise
               use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information (A) is clearly obtainable in the public domain, (B) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof, (C) was not acquired by the Executive in connection with his employment or affiliation with the Company,
               (D) was not acquired by the Executive from the Company or its representatives or (E) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

               (b) The Executive agrees and understands that the remedy at law for any breach by him of this Paragraph 6 will be inadequate and that the damages following from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Executive's violation of any legally enforceable provision of this Paragraph 6, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Paragraph 6 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Paragraph 6 which may be pursued or availed of by the Company.

               (c) The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.




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         7.    TAX ADJUSTMENT PAYMENTS. If all or any portion of the amounts payable to the Executive under this Employment Agreement or the Change of Control Agreement (together with all other payments of cash or property, whether pursuant to this Employment Agreement or otherwise, including, without limitation, the issuance of common stock of the Company, or the granting, exercise or termination of options therefor) constitutes "excess parachute payments" within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable hereunder shall be increased to the extent necessary to place the Executive in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the Executive under this Employment Agreement or any other payment that the Executive may receive in connection therewith. The determination of the amount of any such tax or assessment and the incremental payment required hereby in connection therewith shall be made by the accounting firm employed by the Executive within thirty (30) calendar days after such payment and said incremental payment shall be made within five (5) calendar days after determination has been made. If, after the date upon which the payment required by this Paragraph 7 has been made, it is determined (pursuant to final regulations or published rulings of competent jurisdiction, Internal Revenue Service audit assessment or otherwise) that the amount of excise or other similar taxes or assessments payable by the Executive is greater than the amount initially so determined, then the Company shall pay the Executive an amount equal to the sum of: (i) such additional excise or other taxes, PLUS (ii) any interest, fines and penalties resulting from such underpayment, PLUS (iii) an excise or other tax assessment payable by the Executive with respect to the amounts specified in (i) and (ii) above, and the reimbursement provided by this clause (iii), in the manner described above in this Paragraph 7. Payment thereof shall be made within five (5) calendar days after the date upon which such subsequent determination is made.

         8.    MISCELLANEOUS.

               (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

               (b) The provisions of this Employment Agreement are severable and if any one or more provision may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provision and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

               (c) The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

               (d) Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Cleveland, Ohio, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Paragraph 8(d) shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of his covenants contained in Paragraph 6 hereof.



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               (e) Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business, attention: General Counsel, and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other.

               (f) The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

               (g) This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

               (h) This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

               (i) Captions and paragraph headings used herein are for convenience and are not a part of this Employment Agreement and shall not be used in construing it.

               (j) Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.





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                  IN WITNESS WHEREOF, the parties have executed this Employment
Agreement on the day and year first set forth herein.

                                       DEVELOPERS DIVERSIFIED REALTY
                                       CORPORATION

                                                /s/ Scott A. Wolstein
                                       By:      ________________________________
                                                Authorized Officer


                                                /s/ Daniel B. Hurwitz
                                                --------------------------------
                                                Daniel B. Hurwitz








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                                    EXHIBIT A
                                    ---------


I.             INCENTIVE OPPORTUNITY

                                                                  BONUS AS
                                                                % OF SALARY
                                                                -----------

                                            THRESHOLD                  TARGET           MAXIMUM
                                            ---------                  ------           -------

                                               25%                     50%              75%

II.            OPTIONS

               Employee shall be granted incentive stock options to purchase 200,000 common shares of the Company at the closing price of such shares as of May 25, 1999. Such options shall vest in three equal annual installments, commencing on June 14, 2000 and continuing on the 14th day of each June thereafter until vested in full, and shall be issued in accordance with, and shall be subject to the terms and conditions of, the Company's 1998 Equity-Based Award Plan.








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